STATEMENT FURNISHED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of Minghua Group International Holdings Limited. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-KSB of Minghua Group International Holdings Limited for the year ended December 31, 2004.

      The undersigned certifies that such 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of Minghua Group International Holdings Limited as of December 31, 2004.

This Certification is executed as of April 14, 2005




By:    /s/ Chang-de Li
-----------------------------------------
Name:  Chang-de Li
Title: Chairman and Interim Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)





A signed original of this written statement required by Section 906 has been provided to Minghua Group International Holdings Limited and will be retained by Minghua and furnished to the Securities and Exchange Commission or its staff upon request.